Exhibit 99.2

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412 227 2153
McCurrieBH@koppers.com

Koppers Announces Sale of Common Stock Owned by Saratoga and Certain

Officers of the Company

PITTSBURGH, February 27, 2007 – Koppers Holdings Inc. (NYSE: KOP) announced today a secondary offering of 1,610,000 shares of the company’s common stock. The shares are being offered through Credit Suisse Securities (USA) LLC. The underwriter also has a 30-day option to purchase up to an additional 241,500 shares of common stock to cover over-allotments, if any.

All of the shares are currently issued and outstanding. Of the total offering, 1,500,000 shares are being sold by Koppers’ largest shareholder, Saratoga Partners III, LP and affiliated companies (“Saratoga”) which, after the consummation of this proposed offering, will own approximately 12% of Koppers’ outstanding shares, excluding the effect of shares sold for over-allotments, if any. Saratoga is a private equity firm.

Additionally, certain executive officers of the company, including president and CEO Walter W. Turner, are selling an aggregate of 110,000 shares in the offering with no over-allotment provision. Mr. Turner is selling 50,000 shares, representing approximately 13% of his total beneficial ownership in the company, for asset diversification purposes.

Koppers will not receive any proceeds from the sale.

As part of the offering, the company, Saratoga, and certain officers will be subject to a 60-day “lock-up” period, subject to certain exceptions, including exceptions relating to 10b5-1 trading plans for officers.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A copy of the prospectus relating to these securities may be obtained, when available, from the prospectus department of Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, 800-221-1037.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward- looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.

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